                                                                   EXHIBIT 11a

                 BUSINESS RECORDS CORPORATION HOLDING COMPANY
                      COMPUTATION OF EARNINGS PER SHARE


                                          Three Months Ended June 30,
                                              1995          1994
Primary:

Net income . . . . . . . . . . . . . .     $2,402,000    $3,650,000

Weighted average number of shares
 outstanding . . . . . . . . . . . . .      6,238,000     5,543,000
Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at average market
 price during the period . . . . . . .        159,000       255,000
                                            6,397,000     5,798,000

Primary earnings per share . . . . . .     $      .38    $      .63



Assuming full dilution:

Net income . . . . . . . . . . . . . .     $2,402,000    $3,650,000

Add interest expense on
 convertible notes and
 debentures, net of tax. . . . . . . .            ---        86,000
     Adjusted net income . . . . . . .     $2,402,000    $3,736,000

Weighted average number of
 shares outstanding. . . . . . . . . .      6,238,000     5,543,000
Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at the greater of
 average market price during the
 period or period end market price . .        189,000       255,000
Additional weighted average shares
 from assumed conversion of notes
 and conversion of debentures. . . . .            ---       413,000
                                            6,427,000     6,211,000

Fully diluted earnings per share . . .     $      .37    $      .60

                                                                   EXHIBIT 11b

                 BUSINESS RECORDS CORPORATION HOLDING COMPANY
                      COMPUTATION OF EARNINGS PER SHARE


                                           Six Months Ended June 30,
                                              1995          1994
Primary:

Net income . . . . . . . . . . . . . .     $5,114,000    $6,374,000

Weighted average number of shares
 outstanding . . . . . . . . . . . . .      6,148,000     5,374,000
Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at average market
 price during the period . . . . . . .        172,000       310,000
                                            6,320,000     5,684,000

Primary earnings per share . . . . . .     $      .81    $     1.12



Assuming full dilution:

Net income . . . . . . . . . . . . . .     $5,114,000    $6,374,000

Add interest expense on
 convertible notes and
 debentures, net of tax. . . . . . . .         20,000       222,000
     Adjusted net income . . . . . . .     $5,134,000    $6,596,000

Weighted average number of
 shares outstanding. . . . . . . . . .      6,148,000     5,374,000
Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at the greater of
 average market price during the
 period or period end market price . .        188,000       310,000
Additional weighted average shares
 from assumed conversion of notes
 and conversion of debentures. . . . .         95,000       528,000
                                            6,431,000     6,212,000

Fully diluted earnings per share . . .     $      .80    $     1.06